Exhibit 23.2
                                     HOOD &
                                   STRONG LLP
                          CERTIFIED PUBLIC ACCOUNTANTS



INDEPENDENT AUDITORS' CONSENT


BOARD OF DIRECTORS
AMNIS SYSTEMS INC.
Palo Alto, California


We consent to the use in this Registration Statement of AMNIS SYSTEMS INC. (THE COMPANY) on Form SB-2 of our report, dated February 22, 2002 (except for Notes 2 and 17 as to which the date is July 19, 2002, Note 19 as to which the date is June 25, 2002 and Note 20 as to which the date is August 8, 2002), (which includes emphasis paragraphs relating to an uncertainty as to the Company's ability to continue as a going concern, the Company restating its financial statements to change the method of accounting for the business combination with Optivision, Inc. and to include additional subsequent event disclosures, and the Company changing its estimate of the life of goodwill), which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus, which is part of this Registration Statement.



/s/  HOOD  &  STRONG  LLP

San  Francisco, California
August 19 2002





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                        Consultants and Business Advisors

 101 California Suite 1500 San Francisco CA 94111 415.781.0793 fax 415.421.2976

                           San Francisco   Menlo Park


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